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                                                                   EXHIBIT 4.15

                     WARRANT REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF APRIL 21, 1998

                                  BY AND AMONG

                           GOTHIC ENERGY CORPORATION

                                      AND

                          THE PURCHASERS NAMED HEREIN

     This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of April 21, 1998, by and among Gothic Energy Corporation, an Oklahoma corporation (the "COMPANY"), and the purchasers named on the signature pages hereto (each a "PURCHASER" and collectively, the "PURCHASERS"), each of whom has agreed to purchase the Company's Units (the "Units") pursuant to the Purchase Agreement (as defined below), each Unit consisting of warrants (the "WARRANTS") to purchase shares (the "WARRANT SHARES") of the common stock, par value $.01 per share (the "COMMON STOCK") and the 14-1/8% Senior Secured Discount Notes due 2006, of the Company.

     This Agreement is made pursuant to the Purchase Agreement, dated April 21, 1998, (the "PURCHASE AGREEMENT"), by and among the Company and the Purchasers. In order to induce the Purchasers to purchase the Units, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Purchasers set forth in Article IV of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Warrant Agreement, dated April 21, 1998 (the "WARRANT AGREEMENT"), among the Company and American Stock Transfer and Trust Company, as warrant agent, relating to the Warrants.

     The parties hereby agree as follows:

     SECTION 1.  DEFINITIONS

     As used in this Agreement, the following capitalized terms shall have the following meanings:

     ACT:  The Securities Act of 1933, as amended.

     AFFILIATE:  As defined in Rule 144 of the Act.

     CLOSING DATE:  The date hereof.

     COMMISSION:  The Securities and Exchange Commission.

     EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

     HOLDERS:  As defined in Section 2 hereof.

     PROSPECTUS: The prospectus included in a Registration Statement at the time such Warrant Shelf Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

     RECOMMENCEMENT DATE: As defined in Section 4(b) hereof.

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     REGISTRABLE WARRANT or REGISTRABLE WARRANT SHARE: subject to the last sentence of Section 3(c), each Warrant or Warrant Share, until the earlier to occur of (i) the date on which Warrant or Warrant Share has been effectively registered under the 1933 Act and disposed of pursuant to the Warrant Shelf Registration Statement (as defined below) and (ii) such Warrant or Warrant Shares shall have become eligible for resale pursuant to Rule 144(k) under the 1933 Act.

     REGISTRATION DEFAULT:  As defined in Section 3(c) hereof.

     SUSPENSION NOTICE:  As defined in Section 4(b) hereof.

     WARRANT AGENT: the warrant agent with respect to the Warrants under the Warrant Agreement.

     WARRANT LIQUIDATED DAMAGES: As defined in Section 3(c) hereof.

     WARRANT SHELF REGISTRATION STATEMENT:  As defined in Section 3(a) hereof.

     SECTION 2.  HOLDERS

     A Person is deemed to be a holder of Registrable Warrants or Registrable Warrant Shares (each, a "HOLDER") whenever such Person owns Registrable Warrants or Registrable Warrant Shares.

     SECTION 3.  WARRANT SHELF REGISTRATION

     (a) Warrant Shelf Registration Statement. Promptly (and in any event not more than 45 days) following the Closing Date, the Company shall file with the Commission and thereafter use its best efforts to have declared effective not later than 120 days after the Closing Date, a registration statement on an appropriate form under the Act relating to (i) the offer and sale of the Registrable Warrant Shares by the Company to the holders of the Registrable Warrants upon exercise thereof and (ii) the offer and sale of the Registrable Warrants and Registrable Warrant Shares by the holders thereof, in each case from time to time in accordance with the methods of distribution set forth in such registration statement and Rule 415 under the 1933 Act (the "Warrant Shelf Registration Statement"). For purposes of this Agreement, the term "REGISTRABLE WARRANT SHARES" shall be deemed to include any Warrant Shares issued and sold by the Company to any holder of Registrable Warrants upon the exercise thereof.



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     (b) Effectiveness.  The Company agrees to use its best efforts to keep the
Warrant Shelf Registration Statement continuously effective in order to permit the Prospectus included therein to be usable by the holders of the Registrable Warrants and the Registrable Warrant Shares for nine years from the Closing Date or such shorter period that will terminate when all Registrable Warrants and Registrable Warrant Shares covered by the Warrant Shelf Registration Statement have been sold pursuant to such registration statement; provided, that the Company shall be deemed not to have used its best efforts to keep the Warrant Shelf Registration Statement effective during the requisite period if it voluntarily takes any action that would result in holders of the Registrable Warrants and Registrable Warrant Shares covered thereby not being able to offer and sell such Registrable Warrants and Registrable Warrant Shares during that period, unless such action is required by applicable law, and provided, further, that the foregoing shall not apply to actions if the Company determines, in its reasonable judgment, upon advice of counsel, as authorized by a resolution of its Board of Directors, that the continued effectiveness and usability of such registration statement would (i) require the disclosure of material information, which the Company has a bona fide business reason for preserving as confidential, or (ii) interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or any of its Affiliates (as defined in the rules and regulations adopted under the 1934 Act); provided, however, that the failure to keep the registration statement effective and usable for offers and sales of Registrable Warrants and Registrable Warrant Shares for such reasons shall last no longer than 60 days in any 12-month period (whereafter Warrant Liquidated Damages (as defined in Section 3(c)) shall accrue and be payable).

     (c) Warrant Liquidated Damages. If the Company fails to file within 45 days, or cause to become effective within 120 days, the Warrant Shelf Registration Statement, or (subject to Section 3(b)) the Warrant Shelf Registration Statement is declared effective but thereafter ceases to be effective in connection with resales of the Registrable Warrants or Registrable Warrant Shares (each, a "REGISTRATION DEFAULT"), then the Company agrees to pay to each holder of Registrable Warrants or Registrable Warrant Shares, liquidated damages in an amount equal to (i) one-tenth of one cent ($.001) per day per Registrable Warrant or such Registrable Warrant Share held by such holder during the two week period immediately following a Registration Default, (ii) three-tenths of one cent ($.003) per day per Registrable Warrant or such Registrable Warrant Share held by such holder during the four week period immediately following the two week period referred to in clause (i) and (iii) thereafter, five-tenths of one cent ($.005) per day per Registrable Warrant or such Registrable Warrant Share held by such holder (the "WARRANT LIQUIDATED DAMAGES"), accruing in each case from the date of such Registration Default and ceasing to accrue on the date such Registration Default has been cured by, as applicable, the filing, declaration of effectiveness or withdrawal of suspension of effectiveness of the Warrant Shelf Registration Statement, as the case may be. The Company shall deliver the



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Warrant Liquidated Damages to the Warrant Agent on the first day of each month next following a month as to which Warrant Liquidated Damages have accrued for the benefit of the holders of Registrable Warrants and to a paying agent (which may be the Company) for the benefit of the holders of Registrable Warrant Shares and cause the Warrant Agent and such paying agent to promptly deliver such funds to the holders of Registrable Warrants and Registrable Warrant Shares entitled thereto. For purposes of this Agreement, the term "Registration Default" shall not include the failure of the Company to register the offer and sale of the Registrable Warrant Shares of the Company to the holders of the Registrable Warrants as set forth under Section 3(a)(i) hereof if such registration is against the current policies of the staff of the Commission.

     (d) Provision by Holders of Certain Information in Connection with the Warrant Shelf Registration Statement. No Holder of Registrable Warrants or Registrable Warrant Shares may include any of its Registrable Warrants or Registrable Warrant Shares in any Warrant Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 10 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Act for use in connection with any Warrant Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Registrable Warrants or Registrable Warrant Shares shall be entitled to Warrant Liquidated Damages pursuant to Section 3(c) hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

     SECTION 4.  REGISTRATION PROCEDURES

     (a) General Provisions. (i) In connection with the Warrant Shelf Registration Statement, the Company shall use its best efforts to effect such registration to permit the sale of the Registrable Warrants or Registrable Warrant Shares in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 3(d) hereof), and pursuant thereto the Company will prepare and file with the Commission a registration statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Registrable Warrants or Registrable Warrant Shares in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof;

          (ii) use its best efforts to keep the Warrant Shelf Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 of this Agreement. Upon the occurrence of any event that would cause any such



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Warrant Shelf Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Registrable Warrants or Registrable Warrant Shares during the period required by this Agreement, the Company shall file promptly an appropriate amendment to the Warrant Shelf Registration Statement curing such defect, and, if Commission review is required, use its best efforts to cause such amendment to be declared effective as soon as practicable;

          (iii) prepare and file with the Commission such amendments and post-effective amendments to the Warrant Shelf Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by the Warrant Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Warrant Shelf Registration Statement or supplement to the Prospectus;

          (iv) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Warrant Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of the issuance by the Commission of any stop order suspending the effectiveness of the Warrant Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Registrable Warrants or Registrable Warrant Shares for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (C) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Warrant Shelf Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Warrant shelf Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Warrant Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Warrants or Registrable Warrant Shares under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;



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          (v)     subject to Section 4(a)(ii), if any fact or event contemplated by Section 4(a)(iv)(C) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Warrants or Registrable Warrant Shares, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (vi) upon request of a Holder, furnish to such selling Holder named in any Registration Statement or Prospectus in connection with such exchange or sale, if any, before filing with the Commission, copies of the Warrant Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to the Warrant Shelf Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of the Warrant Shelf Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file the Warrant Shelf Registration Statement or Prospectus or any amendment or supplement to the Warrant Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if the Warrant Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

          (vii) promptly prior to the filing of any document that is to be incorporated by reference into the Warrant Shelf Registration Statement or Prospectus, if requested by any selling Holder, provide copies of such document to each Holder in connection with such exchange or sale, if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

          (viii) make available, at reasonable times, for inspection by each selling Holder and any attorney or accountant retained by such selling Holders, all financial and other records, pertinent corporate documents of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with the Warrant Shelf Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that such Persons shall first agree in writing with the Company that any information



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that is reasonably and in good faith designated by the Company in writing as confidential at the time of delivery of such information shall be kept confidential by such Persons, unless (i) disclosure of such information is required by court or administrative order or is necessary to respond to inquires of regulatory authorities, (ii) disclosure of such information is required by law (including any disclosure requirements pursuant to federal securities laws in connection with the filing of the Warrant Shelf Registration Statement or the use of any Prospectus), (iii) such information becomes generally available to the public other than as a result of a disclosure or failure to safeguard such information by such Person or (iv) such information becomes available to such Person from a source other than the Company and its subsidiaries and such source is not known, after due inquiry, by such Person to be bound by a confidentiality agreement; provided further, that the foregoing investigation shall be coordinated on behalf of such Persons by one representative designated by and on behalf of such Persons and any such confidential information shall be available from such representative to such Persons so long as any Person agrees to be bound by such confidentiality agreement;

          (ix) if requested by any selling Holders in connection with such exchange or sale, promptly include in the Warrant Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Registrable Warrants or Registrable Warrant Shares; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

          (x) furnish to each selling Holder in connection with such exchange or sale, without charge, at least one copy of the Warrant Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

          (xi) deliver to each Holder without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Registrable Warrants or Registrable Warrant Shares covered by the Prospectus or any amendment or supplement thereto;

          (xii) upon the request of any Holder, enter into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Registrable



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Warrants or Registrable Warrant Shares pursuant to the Warrant Shelf
Registration Statement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to the Warrant Shelf Registration Statement. In such connection, the Company shall:

          (A) upon request of any Holder, furnish (or in the case of paragraph
(2), use its best efforts to cause to be furnished) to each Holder, upon the effectiveness of the Warrant Shelf Registration Statement, as the case may be:

              (1) a certificate, dated such date, signed on behalf of the Company confirming, as of the date thereof, the matters set forth in Section 4.1(g) of the Purchase Agreement and such other similar matters as such Holders may reasonably request; and

              (2) an opinion, dated the date of effectiveness of the Warrant Shelf Registration Statement of counsel for the Company covering matters similar to those set forth in Exhibit 6 of the Purchase Agreement and such other matters as such Holder may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the Warrant Shelf Registration Statement, at the time the Warrant Shelf Registration Statement or any post-effective amendment thereto became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in the Warrant Shelf Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in the Warrant Shelf Registration Statement contemplated by this Agreement or the related Prospectus;

          (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by Company pursuant to this clause (xii);



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          (xiii)   prior to any public offering of the Registrable Warrants or
Registrable Warrant Shares, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Registrable Warrants or Registrable Warrant Shares under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Warrants or Registrable Warrant Shares covered by the Warrant Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Warrant Shelf Registration Statement, in any jurisdiction where it is not now so subject;

          (xiv) in connection with any sale of the Registrable Warrants or Registrable Warrant Shares that will result in such securities no longer being Registrable Warrants or Registrable Warrant Shares, as the case may be, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Warrants or Registrable Warrant Shares to be sold and not bearing any restrictive legends; and to register the Registrable Warrants or Registrable Warrant Shares in such denominations and such names as the selling Holders may request at least two Business Days prior to such sale of the Registrable Warrants or Registrable Warrant Shares;

          (xv) use its best efforts to cause the disposition of the Registrable Warrants or Registrable Warrant Shares covered by the Warrant Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Warrants or Registrable Warrant Shares, subject to the proviso contained in clause (xiii) above;

          (xvi) provide a CUSIP number for all Registrable Warrants or Registrable Warrant Shares not later than the effective date of the Warrant Shelf Registration Statement covering the Registrable Warrants or Registrable Warrant Shares and provide the Warrant Agent under the Warrant Agreement with printed certificates for the Registrable Warrants or Registrable Warrant Shares which are in a form eligible for deposit with the Depository Trust Company;

          (xvii) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to the Warrant Shelf Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-



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month period beginning after the effective date of the Registration Statement
(as such term is defined in paragraph (c) of Rule 158 under the Act); and

          (xviii) provide promptly to each Holder, upon request, each document filed with the Commission pursuant to the requirements of Section 13 or Section 15(d) of the Exchange Act.

     (b) Restrictions on Holders. Each Holder agrees by acquisition of a Registrable Warrant or Registrable Warrant Share that, upon receipt of the notice referred to in Section 4(a)(iv)(C) or any notice from the Company of the existence of any fact of the kind described in Section 4(a)(iv)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Registrable Warrants or Registrable Warrant Shares pursuant to the Warrant Shelf Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(a)(v) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Registrable Warrants or Registrable Warrant Shares that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of the Warrant Shelf Registration Statement set forth in Section 3 hereof shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

     SECTION 5.  REGISTRATION EXPENSES

     (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether the Warrant Shelf Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Warrant Shares and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Holders of Registrable Warrants or Registrable Warrant Shares; (v) all application and filing fees in connection with listing the Warrant Shares on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public



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


accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

     (b) In connection with the Warrant Shelf Registration Statement required by this Agreement, the Company will reimburse the Purchasers and the Holders of Registrable Warrants or Registrable Warrant Shares who are selling or reselling Warrant Shares pursuant to the "Plan of Distribution" contained in the Warrant Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be chosen by the Holders of a majority of the Registrable Warrants or Warrant Shares (voting together as a single class) for whose benefit such Registration Statement is being prepared.

     SECTION 6.  INDEMNIFICATION

     (a) The Company agrees and covenants to hold harmless and indemnify each Holder and each person, if any, who controls each Holder within the meaning of
Section 20 of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including expenses of investigation) to which such Holder or such controlling person may become subject (i) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in the Warrant Shelf Registration Statement, preliminary prospectus or Prospectus (or any amendment or supplement thereto) or arising out of or based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) arising out of, based upon or in any way related or attributed to claims, actions or proceedings relating to this Agreement or the subject matter of this Agreement or (iii) arising in any manner out of or in connection with any Person being a Holder and relating to any action taken or omitted to be taken by the Company; provided, however, that the Company shall not be liable under this paragraph (a) for any amount paid in settlement of claims without its written consent, which consent shall not be unreasonably withheld, or to the extent that it is finally judicially determined that such losses, claims, damages or liabilities arose primarily out of the gross negligence, willful misconduct or bad faith of such Holder. The Company further agree to reimburse each Holder for any reasonable legal and other expenses as they are incurred by it in connection with investigating, preparing to defend or defending any lawsuits, claims or other proceedings or investigations arising in any manner out of or in connection with such Person being a Holder; provided that if the Company reimburse any Holder hereunder for any expenses incurred in connection with a lawsuit, claim or other



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proceeding for which indemnification is sought, such Holder hereby agrees to refund such reimbursement of expenses to the extent it is finally judicially determined that the losses, claims, damages or liabilities arising out of or in connection with such lawsuit, claim or other proceedings arose primarily out of the gross negligence, willful misconduct or bad faith of such Holder or from a violation by such Holder of legal requirements applicable to such Holder. The Company further agrees that the indemnification, contribution and reimbursement commitments set forth in this Section 6 shall apply whether or not any Holder is a formal party to any such lawsuits, claims or other proceedings. Notwithstanding the foregoing, the Company shall not be liable to a party seeking indemnification under the foregoing provisions of this paragraph (a) to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon an untrue statement or omission made in any of the documents referred to in this paragraph (a) in reliance upon and in conformity with the information relating to the party seeking indemnification furnished in writing by such party for inclusion therein. The indemnity, contribution and expense reimbursement obligations of the Company under this Section 6 shall be in addition to any liability the Company may otherwise have.

     (b) If any Person shall be entitled to indemnity hereunder (the "INDEMNIFIED PARTIES"), such Indemnified Party shall give prompt notice confirmed in writing to the party or parties from which such indemnity is sought (the "INDEMNIFYING PARTIES") of the commencement of any proceeding (a "PROCEEDING") with respect to which such Indemnified Party seeks indemnification or contribution pursuant hereto; provided, however, that the failure so to notify the Indemnifying Parties shall not relieve the Indemnifying Parties from, any obligation or liability except to the extent that the Indemnifying Parties have been prejudiced materially by such failure. The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party promptly after the receipt of written notice from such Indemnified Party of such Proceeding, to assume, at the Indemnifying Parties' expense, the defense of any such Proceeding, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that an Indemnified Party or Parties (if more than one such Indemnified Party is named in any Proceeding) shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless (i) the Indemnifying Parties agree to pay such fees and expenses; or (ii) the Indemnifying Parties fail promptly to assume the defense of such Proceeding or fail to employ counsel reasonably satisfactory to such Indemnified Party or parties; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party or parties and the Indemnifying Party or an Affiliate of the Indemnifying Party and such Indemnified Parties, and the Indemnifying Parties shall have been advised in writing by counsel that there may be one or more material defenses available to such Indemnified Party or parties that are different from or additional to those available to the Indemnifying Parties, in which case, if such Indemnified Party or parties notifies the

Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Parties, it being understood, however, that, unless there exists a conflict among Indemnified Parties, the Indemnifying Parties shall not in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than, one separate firm of attorneys (together with appropriate local counsel, if any) at any time for such Indemnified Party or parties, or for fees and expenses that are not reasonable. No Indemnified Party or parties will settle any Proceedings without the written consent of the Indemnifying Party or parties (but such consent will not be unreasonably withheld).

     (c) If for any reason the indemnification provided for in this Section 6 is unavailable to an Indemnified Party, or insufficient to hold it harmless, in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each applicable Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party on the one hand and the Indemnified Party on the other, but also the relative fault of the Indemnifying and Indemnified Parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Indemnifying and Indemnified Parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying or Indemnified Parties and each such party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any reasonable legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim.

          The Company and each Holder agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined by any method of allocation which does not take into account the equitable considerations referred to in such paragraph. No person guilty of fraudulent misrepresentation shall be entitled to contribution from any Person.

     SECTION 7.  RULE 144A AND RULE 144

     The Company agrees with each Holder, for so long as any Registrable Warrants or Registrable Warrant Shares remain outstanding and during any period in which the Company (i) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder or beneficial owner of Registrable Warrants or Registrable Warrant Shares in connection with any sale thereof and any prospective purchaser of such Registrable Warrants or Registrable Warrant Shares designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Registrable Warrants or Registrable Warrant Shares pursuant to Rule 144A, and (ii) is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Registrable Warrants or Registrable Warrant Shares pursuant to Rule 144.

     SECTION 8.  MISCELLANEOUS

     (a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 3 hereof may result in material irreparable injury to the Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's obligations under Section 3 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

     (b) No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

     (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 3(c) hereof and this Section 8(c)(i), the Company has obtained the written consent of Holders of all outstanding Registrable Warrants or Registrable Warrant Shares and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the Registrable Warrants or Registrable Warrant Shares (voting together as a single class).

     (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company, on the one hand, and the Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

     (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

          (i) if to a Holder, at the address set forth on the Warrant Register, with a copy to the Warrant Agent; and

          (ii) if to the Company:

               Gothic Energy Corporation
               5727 South Lewis Avenue - Suite 700
               Tulsa, Oklahoma 74105
               Telecopier No.:  (918) 749-5882
               Attention:  Michael Paulk, President

               With a copy to:
               William S. Clarke, P.A.
               457 North Harrison Street - Suite 103
               Princeton, New Jersey  08540
               Telecopier No.:  (609) 921-3933
               Attention:  William S. Clarke, Esquire


          All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Warrant Agent at the address specified in the Warrant Agreement.

     (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided, that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Warrants or Registrable Warrant Shares in violation of the terms hereof or of the Purchase Agreement or the Warrant Agreement. If any transferee of any Holder shall acquire Registrable Warrants or Registrable Warrant Shares in any manner, whether by operation of law or otherwise, such Registrable Warrants or Registrable Warrant Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Warrants or Registrable Warrant Shares such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

     (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

     (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

     (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Registrable Warrants or Registrable Warrant Shares. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                 Gothic Energy Corporation



                            By:
                                 ----------------------------------------------
                                 Michael Paulk, President



Purchasers:



By:
     ------------------------------------
     Name:
     Title



By:
     ------------------------------------
     Name:
     Title: